Exhibit 10.39

CIC BANCSHARES, INC.

THIS SECURITY HAS NOT BEEN REGISTERED, AND THE ISSUER HEREOF DOES NOT INTEND TO REGISTER THIS SECURITY, UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR THE SECURITIES OR BLUE SKY LAWS OF ANY STATE AND, UNLESS SO REGISTERED, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS AND, IF REQUESTED BY THE ISSUER HEREOF, UPON DELIVERY TO THE ISSUER HEREOF OF AN OPINION OF COUNSEL (SATISFACTORY TO THE ISSUER HEREOF) TO THE EFFECT THAT SUCH TRANSFER IS EXEMPT FROM REGISTRATION UNDER (OR OTHERWISE IN COMPLIANCE WITH) THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAW.

THE ISSUER OF THIS SECURITY IS NOT OBLIGATED TO RECOGNIZE ANY SALE OR OTHER TRANSFER OF THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN MADE OTHER THAN IN ACCORDANCE WITH THE PREVIOUS PARAGRAPH. IF A SALE OR TRANSFER OF THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN IS MADE IN CONTRAVENTION OF THE PRECEDING PARAGRAPH, THE ISSUER OF THIS SECURITY MAY REQUIRE SUCH TRANSFEREE TO TRANSFER THIS SECURITY OR THE APPLICABLE BENEFICIAL INTEREST HEREIN TO A PERSON THAT WOULD HAVE BEEN A PERMITTED TRANSFEREE OF SUCH TRANSFEREE'S TRANSFEROR. IF THE OBLIGATION TO TRANSFER DESCRIBED IN THE PRECEDING SENTENCE IS NOT MET, THE ISSUER HEREOF IS IRREVOCABLY AUTHORIZED, WITHOUT ANY OBLIGATION, TO TRANSFER THIS SECURITY OR THE APPLICABLE BENEFICIAL INTEREST HEREIN IN A MANNER CONSISTENT WITH THE RESTRICTIONS SET FORTH IN THIS PARAGRAPH AND, IF THIS SECURITY OR SUCH BENEFICIAL INTEREST HEREIN IS SOLD, THE ISSUER HEREOF SHALL DISTRIBUTE THE NET PROCEEDS OF SUCH SALE TO THE ENTITLED PERSON.

THIS SECURITY IS NOT A DEPOSIT, BANK ACCOUNT OR OBLIGATION OF ANY BANK. THIS SECURITY IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER AGENCY, AND IS SUBJECT TO INVESTMENT RISK, INCLUDING POSSIBLE LOSS OF PRINCIPAL.

CIC BANCSHARES, INC.
6.5% SUBORDINATED NOTES DUE 2019

Certificate No.:
U.S. $	Dated: September ___, 2012

FOR VALUE RECEIVED, the undersigned, CIC BANCSHARES, INC., a Colorado corporation (the "Company''), promises to pay to the order of ________, or registered assigns (collectively, the "Holder"), the principal amount of $_______, in the lawful currency of the United States of America, or such lesser or greater amount as shall then remain outstanding under this Note, at the times and in the manner provided herein, but no later than September _____. 2019 (the "Maturity Date"), or such other date upon which this Note shall become due and payable, whether by reason of extension, acceleration or otherwise.

Interest on this Note will be payable in arrears on March 31, June 30, September 30 and December 31 of each year, commencing on December 31,2012, to Holders of record on March 15, June 15, September 15 and December 15 and at maturity.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if forth at this place.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

CIC BANCSHARES, INC.
By:
Name:
Title:
ATTEST:

[REVERSE SIDE OF NOTE]

CIC BANCSHARES, INC.
6.5% Subordinated Notes due 2019

The Company promises to pay interest on the principal amount of this Note, commencing on September_, 2012 until September_, 2019 (the ''Maturity Date''), or such earlier date as this Note is paid in full, at the rate of six and a half percent (6.5%) per annum. The unpaid principal·balance of this Note plus all accrued but unpaid interest thereon shall be due and payable on the Maturity Date, or such earlier date on which such amount shall become due and payable. This Note is the Note referred to in that certain Securities Purchase Agreement, dated September ___ , 2012, among the Company, the Holder and the other Investors and is entitled to the benefits thereof (the "Securities Purchase Agreement"). Capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Securities Purchase Agreement.

1.Computation and Payment of Interest. This Note will bear interest at the rate set forth above from and including each Interest Payment Date to, but excluding, the next succeeding Interest Payment Date (or in the case of the initial Interest Payment Date, from September __ , 2012 to, but excluding, December 31, 2012), or in the case of the final Interest Payment Date, the Maturity Date. Interest on this Note shall be paid in arrears on each Interest Payment Date to holders of record on the Applicable Record Date. The initial Interest Payment Date shall be December 31, 2012. Other than the initial Interest Payment Date and the final Interest Payment Date, "Interest Payment Date" shall mean March 31, June 30, September 30 and December 31 of each year through June 30, 2019. "Applicable Record Date" shall mean March 15 with respect to any Interest Payment Date on March 31, June 15 with respect to any Interest Payment Date on June 30, September 15 with respect to any Interest Payment Date on September 30 and December 15 with respect to any Interest Payment Date on December 31. Interest shall be computed on the basis of 30-day months and a year of 360 days.

2.Non-Business Days. Whenever any payment to be made by the Company hereunder shall be stated to be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day without change in any computation of interest with respect to such payment (or any succeeding payment). "Business Day" means any day other than a Saturday, Sunday or any other day on which banking institutions in Denver, Colorado are permitted or required by any applicable law or executive order to close.

3.Transfer. The Company, or its agent, shall maintain a register of each holder of the Notes. The Company shall be entitled to treat each Person in its register as the beneficial owner of this Note. Notes will be issued in certit1cated f(mn only. This Note may be transferred in whole or in part by the registered holder thereof in person, by his or her attorney duly authorized in writing, at the principal offices of the Company, accompanied by due endorsement or written instrument of transfer and an opinion of counsel reasonably satisfactory to the Company with respect to the compliance with, or exemptions from, federal and state securities laws applicable to such transfer. Upon such surrender and presentment, the Company shall issue one or more Notes, which has or have an aggregate principal amount equal to the aggregate principal amount of this Note and is registered in such name or names requested by the holder of record, and shall update its register accordingly. Such transferee shall be solely responsible for delivering to the Company a mailing address or other information necessary for the Company to deliver notices and payments to such transferee.

4.Subordination; Ranking. The indebtedness evidenced by tl1is Note is subordinate and junior in right of payment to the prior payment in full of all claims of depositors and to the Company's other debt obligations to its general and secured creditors, unless such debt obligations are explicitly made pari passu or subordinated to the Subordinated Notes/senior indebtedness of the Company, in accordance with applicable holding company regulations of the Appropriate Federal Banking Agency. The Holder of this Note, by accepting the same agrees to and shall be bound by such provisions. The Holder, by his or her acceptance hereof, hereby waives all notice of the acceptance of the subordination provisions contained herein by each holder of senior indebtedness, whether now outstanding or hereafter incurred and waives reliance by each such holder upon said provisions.

5.Redemption. This Note shall be redeemable in whole or in part at the option of the Company at any time on or after September___, 2017 at a redemption price equal to 100% of the principal amount being redeemed (plus accrued and unpaid interest on such amount being redeemed through the date of redemption), subject to the prior approval of the Appropriate Federal Banking Agency. Prior to September ____, 2017, this Note shall not be redeemable except following the occurrence of a Capital Treatment Event or a Tax Event, in either of which case the notes shall be redeemable in whole, but not in part, at the option of the Company within 120 days following the occurrence of such Capital Treatment Event or Tax Event at a redemption price equal to 103% of the principal amount being redeemed if the redemption occurs prior to September___, 2013, 102% of the principal amount being redeemed if the redemption occurs on or after September ____, 2013 but prior to September _____, 2015, and 101% of the principal amount being redeemed if the redemption occurs on or after September____, 2015 but prior to September_____, 2017. Notes in denominations larger than $5,000 may be redeemed in part but only in whole multiples of $1,000.

For purposes of this Note:

"Capital Treatment Event" means the receipt by the Company of an opinion of counsel to the Company that as a result of any amendment to, or change (including any final and adopted (or enacted) prospective change) in, the laws (or any rules or regulations thereunder) of the United States, there exists a material risk that the Company is unable, or within 120 days after the receipt of such opinion will be unable, to treat all of the proceeds the Subordinated Notes as "Tier 2 Capital" tor purposes of the capital adequacy guidelines of the Appropriate Federal Banking Agency; provided, however, that any change in the capital treatment of the proceeds of the Subordinated Notes that allows such proceeds to be treated as "Tier l Capital" for purposes of the capital adequacy guidelines of the Appropriate Federal Banking Agency shall not give rise to a Capital Treatment Event.

"Tax Event" means the receipt by the Company of an opinion of counsel to the Company that as a result of any amendment to, or change (including any final and adopted (or enacted) prospective change) in, the laws {or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, there exists a material risk that interest payable by the Company on the Subordinated Notes is not, or within 120 days after the receipt of such opinion will not be, deductible by the Company, in whole or in part, for United States federal income tax purposes.

6.Notice of Redemption. Notice of redemption of this Note shall be given by first class mail, postage prepaid, addressed to the Holder at its last address appearing on the books of the Company. Such mailing shall be at least 30 days and not more than 60 days before the date fixed for redemption. Any notice mailed as provided in this Note shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice, but failure duly to give such notice by mail, or any defect in such notice or in the mailing thereof, to the Holder shall not affect the validity of the proceedings for the redemption of any other holders of Subordinated Notes. Each notice of redemption given to the Holder shall state: (a) the redemption date; (b) the principal amount of this Note to be redeemed; (c) the redemption price; and (d) the place or places where this Note is to be surrendered for payment of the redemption price.

7.Partial Redemption. If less than the then outstanding principal amount of this Note is redeemed, (a) a new note shall be issued representing the unredeemed portion without charge to the Holder thereof and (b) such redemption shall be effected on a pro rata basis as to the Holders of the Subordinated Notes. For purposes of clarity, upon a partial redemption, a like percentage of the principal amount of every Note held by every Holder shall be redeemed.

8.No Sinking Fund. The Subordinated Notes are not subject to any mandatory redemption, sinking fund or other similar provisions. Holders will have no right to require redemption or repurchase of the Subordinated Notes.

9.Effectiveness of Redemption. If notice of redemption has been duly given and if on or before the redemption date specified in the notice all funds necessary for the redemption have been deposited by the Company, in trust for the pro rata benefit of the Holders of the Notes called for redemption, so as to be and continue to be available solely therefor, then, notwithstanding that any Notes so called for redemption have not been surrendered for cancellation, on and after the redemption date interest shall cease to accrue on all Notes so called for redemption, all Notes so called for redemption shall no longer be deemed outstanding and all rights with respect to such Notes shall forthwith on such redemption date cease and terminate, except only the right of the Holders thereof to receive the amount payable on such redemption held in trust, without interest. Any funds unclaimed at the end of three years from the redemption date shall, to the extent permitted by law, be released to the Company, after which time the Holders of the shares so called for redemption shall look only to the Company for payment of the redemption price of such shares. Notwithstanding the foregoing, until the redemption date, the Holders may continue to exercise their conversion rights provided in Section 10 hereof following the issuance of a notice of redemption by the Company.

10.Conversion at the Option of the Holder.

a.Subject to paragraph (f) below, each $1,000 principal amount of this Note is convertible at any time, in whole or in part (unless previously converted at the option of the Holder thereof pursuant to a notice delivered in accordance with paragraph (b) below), on the Conversion Date (as defined below) into shares of Class A Common Stock, no par value per share, of the Company (the "Class A Common Stock") based on a conversion rate of 80 shares of Class A Common Stock per $1 ,000 principal amount of this Note being converted, using a conversion price of $12.50 per share (the "Conversion Price"), as the same may be adjusted pursuant to the terms hereof.

b.Any written notice of conversion ("Conversion Notice") pursuant to this Note shall be duly executed by the Holder, and specify:

i.the principal amount of this Note to be converted;

ii.the name(s) in which such Holder desires the shares of Class A Common Stock issuable upon conversion to be registered (subject to compliance with applicable legal requirements if any of such certificates are to be issued in a name other than the name ofthe Holder);

iii.the address to which such Holder wishes delivery to be made of such new certificates to be issued upon such conversion; and

iv.any other transfer forms, tax forms or other relevant documentation required and specified by the Issuer or its transfer agent, if necessary, to effect the conversion.

c.If specified by the Holder in the Conversion Notice that shares of Class A Common Stock issuable upon conversion of this Note shall be issued to a Person other than the Holder (i.e., the Holder's designee), then the Holder shall pay or cause to be paid any transfer or similar taxes payable in connection with the shares of Class A Common Stock so issued.

d.Upon receipt by the Company or its transfer agent of a completed and duly executed Conversion Notice, payment in compliance with paragraph (c) above, if applicable, and surrender of this Note, the Company shall promptly issue and register, or cause its transfer agent to promptly issue and register, the number of shares of Class A Common Stock to which such Holder shall be entitled upon conversion in the name(s) specified by the Holder in the Conversion Notice. The Company shall promptly send or cause to be sent, by hand delivery (with receipt to be acknowledged) or by first-class mail, postage prepaid, to the holder thereof, at the address designated in the Conversion Notice, a certificate or certificates representing the number of shares of Class A Common Stock to which such holder shall be entitled upon conversion. In the event that the Holder elects to convert only part of this Note, the Company shall issue and deliver to the Holder a new Note representing the outstanding principal amount that shall not have been converted.

e.The issuance by the Company of shares of Class A Common Stock upon a conversion of this Note hereunder shall be deemed effective immediately prior to the close of business on the day (the "Conversion Date") of receipt by the Company or its transfer agent of the Conversion Notice and other documents, if any, set forth in paragraph (b) above, payment in compliance with paragraph (c) above, if applicable, and the surrender by the Holder or the Holder's designee of the Notes to be converted, duly assigned or endorsed for transfer to the Company.

f.Notwithstanding anything to the contrary in this Note, no conversion pursuant to this Note shall occur unless, with respect to the Holder or the Holder's designee, the Applicable Regulatory Approval, if required, has been obtained and remains in effect. For purposes of this Note, ''Applicable Regulatory Approval" means, with respect to the Holder or the Holder's designee, all governmental, quasi-governmental, court or regulatory approvals, consents or statements of non-objection necessary to allow the Holder or the Holder's designee, as applicable, to acquire the shares of Class A Common Stock issuable upon conversion of the Notes held by it or to own or control such shares of Class A Common Stock and the expiration or earlier termination of any required waiting period, including any approvals, consents or statements of non-objection required by any state or federal banking regulatory authority.

11.	Conversion Procedures.

a.On any Conversion Date, any Notes, or portions of such Notes, converted to Class A Common Stock shall cease to be outstanding as to the portion converted, subject to the right of the Holder or the Holder's designee to receive Class A Common Stock into which such Notes, or portions of such Notes, arc convertible.

b.The Person or Persons entitled to receive the Class A Common Stock issuable upon any such conversion shall be treated for all p1,1rposes as the record holder(s) of such Class A Common Stock as of the close of business on the applicable Conversion Date. No allowance or adjustment, except as set forth herein, shall be made in respect of dividends payable to holders of Class A Common Stock of record as of any date prior to such applicable Conversion Date. Prior to such applicable Conversion Date, Class A Common Stock issuable upon conversion of any Notes shall not be deemed outstanding for any purpose, and the Holder shall have no tights with respect to Class A Common Stock (including voting rights, rights to respond to tender offers for the Class A Common Stock and rights to receive any dividends or other distributions on the Class A Common Stock) by virtue of holding this Note.

c.In the event that the Holder shall not by written notice designate the name in which Class A Common Stock to be issued upon conversion of the Notes should be registered or the address to which the certificate or certificates representing such Class A Common Stock should be sent, the Company shall be entitled to register such shares, and make such payment, in the name of the Holder as shown on the records of the Company and to send the certificate or certificates representing such Class A Common Stock to the address of the Holder shown on the records of the Company.

d.Interest shall accrue on any Notes, or portions of such Notes, converted to Class A Common Stock from the prior Interest Payment Date to the Conversion Date. Such accrued interest shall be paid on or prior to the next succeeding Interest Payment Date.

12.Reservation of Class A Common Stock. The Company shall at all times reserve and keep available out of its authorized and unissued Class A Common Stock, solely for issuance upon the conversion of this Note, such number of its shares of Class A Common Stock as shall from time to time be issuable upon the conversion of the full principal amount then outstanding on this Note. If at any time the number of authorized but unissued shares of Class A Common Stock shall not be sufficient to effect the conversion of the then-outstanding full principal amount, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Class A Common Stock to such number of shares as shall be sutllcient for such purposes.

13.Fractional Shares. No fractional share of Class A Common Stock shall be issued as a result of any conversion of this Note. In lieu of any fractional share of Class A Common Stock otherwise issuable to the Holder in respect of any conversion pursuant to this Note, the Company shall at its option either (i) issue to the Holder a whole share of Class A Common Stock, or (ii) pay an amount in cash (computed to the nearest cent) equal to such fraction times the Conversion Price.

14.Anti-Dilution Adjustments to Conversion Price.

a.The Conversion Price shall be subject to the following adjustments; provided, however, that notwithstanding anything to the contrary contained in this Note, any adjustment to the Conversion Price to be made pursuant to this Note shall be made to the extent (but only to the extent) that such adjustment would not cause or result in the Holder being deemed to own, control or have the power to vote an amount of voting securities of the Company that would result in such Holder being required to obtain any Applicable Regulatory Approval; provided, further, however, that any adjustment (or portion thereof) prohibited pursuant to this Section 14(a) shall be postponed and implemented on the first date on which the Holder receives the Applicable Regulatory Approval:

i.Stock Dividends and Distributions. If the Company pays dividends or other distributions on the Class A Common Stock in shares of Class A Common Stock, then the Conversion

Price in effect immediately prior to the date on which Holders of Class A Common Stock are no longer entitled to receive such dividend or distribution (the "Ex-Date'') will be multiplied by the following fraction:

OS 0
OS [1]
Where,

OS 0 = the number of shares of Class A Common Stock outstanding immediately prior to the Ex-Date for such dividend or distribution.

OS 1 = the sum of the number of shares of Class A Common Stock outstanding immediately prior to the Ex-Date for such dividend or distribution plus the total number of shares of Class A Common Stock constituting such dividend or distribution.

For the purposes of this clause (i), the number of shares of Class A Common Stock at the time outstanding shall not include shares acquired by the Company. If any dividend or distribution described in this clause (i) is declared but not so paid or made, the Conversion Price shall be readjusted, effective as of the date the board of directors of the Company (the "Board of Directors") publicly announces its decision not to make such dividend or distribution, to such Conversion Price that would be in effect if such dividend or distribution had not been declared.

ii.Subdivisions, Splits and Combination of the Common Stock. If the Company subdivides, splits or combines the shares of Class A Common Stock, then the Conversion Price in effect immediately prior to the effective date of such share subdivision, split or combination will be multiplied by the following fraction:

OS 0
OS [1]
Where,

OS 0 = the number of shares of Class A Common Stock outstanding immediately prior to the effective date of such share subdivision, split or combination.

OS 1 = the number of shares of Class A Common Stock outstanding immediately after the opening of business on the effective date of such share subdivision, split or combination.

For the purposes of this clause (ii), the number of shares of Class A Common Stock at the time outstanding shall not include shares acquired by the Company. If any subdivision, split or combination described in this clause (ii) is announced but the outstanding shares of Class A Common Stock are not subdivided, split or combined, the Conversion Price shall be readjusted, effective as of the date the Board of Directors publicly announces its decision not to subdivide, split or combine the outstanding shares of Common Stock, to such Conversion Price that would be in effect if such subdivision, split or combination had not been announced.

iii.Issuance of Stock Purchase Rights. If the Company issues to all holders of the shares of Class A Common Stock rights or warrants (other than rights or warrants issued pursuant to a stockholders' rights plan, a dividend reinvestment plan or share purchase plan or other similar plans) entitling them, for a period of up to 45 days from the date of issuance of such rights or warrants, to subscribe for or purchase the shares of Class A Common Stock at less than the Conversion Price on the date fixed for the determination of stockholders entitled to receive such rights or warrants, then the Conversion Price in effect immediately prior to the Ex-Date for such distribution will be multiplied by the following fraction:

OS 0 + Y
OS [1] + X
Where,

OS 0 = the number of shares of Class A Common Stock outstanding immediately prior to the Ex-Date for such distribution.

X = the total number of shares of Class A Common Stock issuable pursuant to such rights or warrants.

Y = the number of shares of Class A Common Stock equal to the aggregate price payable to exercise such rights or warrants divided by the Common Fair Value (as defined below) on the date fixed for the determination of stockholders entitled to receive such rights or warrants.

For the purposes of this clause (iii), the number of shares of Class A Common Stock at the time outstanding shall not include shares acquired by the Company. The Company shall not issue any such rights or warrants in respect of shares of the Class A Common Stock acquired by the Company. In the event that such rights or warrants described in this clause (iii) are not so issued, the Conversion Price shall be readjusted, effective as of the date the Board publicly announces its decision not to issue such rights or warrants, to the Conversion Price that would then be in effect if such issuance had not been declared. To the extent that such rights or "warrants are not exercised prior to their expiration or shares of Class A Common Stock are otherwise not delivered pursuant to such rights or wan·ants upon the exercise of such rights or warrants, the Conversion Price shall be readjusted to such Conversion Price (but giving effect to any other adjustments that may have been made with respect to the Conversion Price pursuant to the terms of this Note) that would then be in effect had the adjustment made upon the issuance of such rights or warrants been made on the basis of the delivery of only the number of shares of Class A Common Stock actually delivered. In determining the aggregate offering price payable for such shares of Class A Common Stock, there shall he taken into account any consideration received for such rights or warrants and the value of such consideration (if other than cash, to be detem1ined in a reasonable manner by the Board of Directors).

iv.Debt or Asset Distributions. If the Company distributes to all holders of shares of Class A Common Stock evidences of indebtedness, shares of capital stock, securities, cash or other assets (excluding any dividend or distribution referred to in clause (i) above, any rights or warrants referred to in clause (iii) above, any dividend or distribution paid exclusively in cash, any consideration payable in connection with a tender or exchange offer made by the Company or any of its applicable subsidiaries, but including any dividend of shares of capital stock of any class or series, or similar equity interests, of or relating to a subsidiary or other business unit in the case of certain "spin-off' transactions), in exchange for consideration in an amount less than the fair market value of the property so distributed then the Conversion Price in effect immediately prior to the Ex~Date for such distribution will be multiplied by the following fraction:

OS 0 - FMV
SP0

Where,

SP0 = the fair market value per share of the Class A Common Stock on such date, as confirmed to the Board of Directors by an independent third party experienced in the valuation of financial institution equity securities (the "Common Fair Value").

FMV = the fair market value of the portion of the distribution applicable to one share of Class A Common Stock on such date as determined by the Board of Directors.

In the event that such distribution described in this clause (iv) is not so paid or made, the Conversion Price shall be readjusted, effective as of the date the Board of Directors publicly announces its decision not to pay or make such dividend or distribution, to the Conversion Price that would then be in effect if such dividend or distribution had not been declared.

v.Special Cash Distributions. If the Company makes a distribution consisting exclusively of cash to all holders of the Class A Common Stock, excluding (A) any "Regular Dividend," which shall be det1ned as a cash dividend on the Class A Common Stock, the aggregate amount of which does not exceed 30% of the difference between (x) the consolidated net income available to common shareholders of the Company tor the immediately preceding four fiscal quarters and (y) the aggregate amount of any cash dividends paid to holders of Class A Common Stock during the immediately preceding four fiscal quarters, (B) any cash that is distributed in a merger or other consolidation transaction or as part of a "spin-off' referred to in clause (iv) above, (C) any dividend or distribution in connection with the Company's liquidation, dissolution or winding up, and (D) any consideration payable in connection with a tender or exchange offer made by the Company or any of its subsidiaries, then in each event, the Conversion Price in effect immediately prior to the Ex-Date for such distribution will be multiplied by the following fraction:

SP 0 - DIV
SP0
Where,

SP 0 = the Common Fair Value on the Business Day immediately preceding the ExDate.

DIV = the amount per share of Class A Common Stock of the cash distribution, less the amount per share that would have been considered a Regular Dividend, as determined pursuant to the introduction to this paragraph (v).

In the event that any distribution described in this clause (v) is not so made, the Conversion Price shall be readjusted, effective as of the date the Board publicly announces its decision not to pay such distribution, to the Conversion Price which would then be in effect if such distribution had not been declared.

vi.Self Tender Offers and Exchange Offers. If the Company or any of its subsidiaries successfully completes a tender or exchange offer for the Class A Common Stock where the cash and the value of any other consideration included in the payment per share of the Class A Common Stock exceeds the Common Fair Value as of a date within 30 days of the Business Day immediately preceding the disclosure to holders of Class A Common Stock of the tender or exchange offer, then the Conversion Price in effect at the close of business on such immediately succeeding Business Day will be multiplied by the following fraction:

OS 0 x SP0
AC + (SP0 x OS 1)
Where,

SP0 = the Common Fair Value as of a date within 30 days of the Business Day immediately preceding the disclosure to holders of Class A Common Stock of the tender or exchange offer.

OS0 = the number of shares of Class A Common Stock outstanding immediately prior to the expiration of the tender or exchange offer, including any shares validly tendered and not withdrawn.

OS1 = the number of shares of Class A Common Stock outstanding immediately after the expiration of the tender or exchange otTer, giving effect to consummation of the acquisition of all shares validly tendered or exchanged (and not withdrawn) in connection with such tender or exchange.

AC = the aggregate cash and fair market value of the other consideration payable in the tender or exchange offer, as detem1ined by the Board of Directors.

In the event that the Company, or one of its subsidiaries, is obligated to purchase shares of Class A Common Stock pursuant to any such tender offer or exchange offer, but the Company, or such subsidiary, is permanently prevented by applicable law firm effecting any such purchases, or all such purchases are rescinded, then the Conversion Price shall be readjusted to be such Conversion Price that would then be in effect if such tender offer or exchange offer had not been made.

vii.Rights Plans. To the extent that the Company has a rights plan in effect with respect to the Class A Common Stock on any Conversion Date, upon conversion of any portion of this Note, Holders will receive, in addition to the shares of Class A Common Stock, the rights under the rights plan, unless, prior to such Conversion Date, the rights have separated from the shares of Class A Common Stock, in which case the Conversion Price will be adjusted at the time of separation as if the Company had made a distribution to all holders of the Class A Common Stock as described in clause (iv) above, subject to readjustment in the event of the expiration, termination or redemption of such rights.

b.Subject to the limitations set forth in the provisons to the first paragraph of Section 14(a), the Compat1y may make such decreases in the Conversion Price, in addition to any other decreases required by this Section 14, if the Board deems it advisable to avoid or diminish any income tax to holders of the Class A Common Stock resulting firm any dividend or distribution of shares of Class A Common Stock (or issuance of rights or warrants to acquire shares of Class A Common Stock) or from any event treated as such for income tax purposes or for any other reason.

c.i.     All adjustments to the Conversion Price shall be calculated to the nearest l/10of a cent. No adjustment in the Conversion Price shall be required if such adjustment would be less than $0.01; provided, that any adjustments which by reason of this subparagraph are not required to be made shall be carried forward and taken into account in any subsequent adjustment; provided, further, that on the Conversion Date adjustments to the Conversion Price will be made with respect to any such adjustment carried forward and which has not been taken into account before such date.

ii.No adjustment to the Conversion Price shall be made if Holders may participate in the transaction that would otherwise give rise to an adjustment, as a result of holding the Note, without having to convert the principal amount of Note, as if they held the full number of shares of Class A Common Stock into which the principal amount of the Note may then be converted.

iii.The Conversion Price shall not be adjusted:

A.upon the issuance of any shares of Class A Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company's securities and the investment of additional optional amounts in shares of Common Stock under any such plan;

B.upon the issuance of any shares of Class A Common Stock or rights or warrants to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of its subsidiaries; provided, however, that appropriate adjustments to the Conversion Price will be made to the extent that the aggregate number of shares of Class A Common Stock and shares of Class A Common Stock subject to rights or warrants to purchase such stock issued pursuant to such current or future plans or programs (for the avoidance of doubt, the shares issuable upon conversion of Class B Common Stock and the shares subject to the warrants issued in 2010 and outstanding as of the date hereof shall not be included) exceeds fifteen percent (15%) of the shares of Class A Common Stock that are (x) then-outstanding or (y) then-reserved for issuance pursuant to capital securities or debentures of the Company that arc convertible to Class A Common Stock;

C.upon the issuance of any shares of Class A Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security outstanding as of the date of issuance of this Note and not substantially amended thereafter; or

D.for a change in the par value or no par value of Class A Common Stock.

d.Whenever the Conversion Price is to be adjusted in accordance with Section 14(a) or Section 14(b), the Company shall: (i) compute the Conversion Price in accordance with Section 14(a) or Section 14(b), taking into account the $0.01 threshold set forth in Section 14(c) hereof; (ii) as soon as practicable following the occurrence of an event that requires an adjustment to the Conversion Price pursuant to Section 14(a) or Section 14(b ), taking into account the $0.01 threshold set forth in Section l4 c) hereof (or if the Company is not aware of such occurrence, as soon as practicable after becoming so aware), provide, or cause to be provided, a written notice to the Holders of the occurrence of such event; and (iii) as soon as practicable following the determination of the revised Conversion Price in accordance with Section 14( a) or Section l4(b) hereof, provide, or cause to be provided, a written notice to the Holders setting forth in reasonable detail the method by which the adjustment to the Conversion Price was determined and setting forth the revised Conversion Price.

15.Events of Default. An ''Event of Default" shall occur under this Note only if,

a.the Company defaults in the payment of interest or principal when the same becomes due and payable and such default continues for a period of fifteen (15) days;

b.the Company shall make an assignment for the benefit of creditors or shall admit in writing its inability to pay its debts as they become due or shall become insolvent and shall suspend payments of its obligations;

c.there shall be entered a decree or order by a court having jurisdiction in the premises constituting an order for relief in respect of the Company under Title II of the United States Code, as now constituted or hereafter amended, or any other applicable federal or state bankruptcy law or other similar law, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator, or similar official of tho Company or of any substantial part of its properties, or ordering the winding-up or liquidation of the affairs of the Company and any such decree or order shall continue in effect for a period of forty-five (45) consecutive days; or

d.the Company shall file a petition, answer, or consent seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other applicable federal or state bankruptcy Jaw or other similar law, or the Company shall consent to the institution of proceedings thereunder or to the filing of any such petition or to the appointment of or taking of possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator, or other similar official of the Company or of any substantial part of properties, or the Company shall fail generally to pay its debts as such debts become due, or the Company shall take any corporate action in furtherance of any such action.

16.General Remedies of Holders. Upon the occurrence of any Event of Default described in the immediately preceding Section, the Holder of this Note may at any time thereafter (unless all defaults shall theretofore have been remedied), by action or suit in equity, enjoin any acts or things which may be unlawful or in violation of the rights of the Holder of this Note. In addition, interest on any past due ·amounts will compound on each Interest Payment Date until such amount is paid in full, together with accrued interest. Notwithstanding the foregoing, Holder acknowledges and agrees that, except as set forth in Section 17 below, there is no right of acceleration in the case of a default in the payment of principal or interest on this Note or the performance of any other obligation of the Company under this Note or the
Securities Purchase Agreement, and that no repayment by acceleration may be made without receipt of applicable regulatory approval.

17.Remedies of Holders upon Insolvency or Bankruptcy. Upon the occurrence of an Event of Default described in Section l5(c) or (d) hereof, the Investors holding at least 51% of the aggregate outstanding principal amount of the Subordinated Notes may at any time thereafter (unless all defaults shall theretofore have been remedied), at their option, do any one or more of the following:

a.by written notice delivered to the Company, declare the principal of and interest accrued on this Debenture to be immediately due and payable, whereupon all such amounts shall immediately become absolute and due and payable, without presentment, demand, protest, or notice of any kind, all of which arc hereby expressly waived, anything in this Debenture to the contrary notwithstanding; or

b.by mandamus or other suit, action or proceeding at law or in equity, enforce the payment of the principal of or interest on this Debenture, or for the specific performance of any covenant or agreement contained herein.

18.Distribution Limitations. Following the occurrence of any Event of Default and until such Event of Default is cured by the Company, the Company shall not declare, pay or make any dividends or distributions on or in respect of, and will not authorize or call redeem, repurchase or retire, any Company securities or indebtedness ranking pari passu or junior to this Note, including any Company capital stock or equity securities. The limitations imposed by the provisions of tJ1is Section 18 shall apply whether or not any Investor has notified the Company of an Event of Default.

19.Successors to the Company.

a.Conditions Applicable to Successors. The Company shall not merge with or into, nor sell all or substantially all of its assets to, any person unless:

i.Such person executes, and delivers to the Holder, a copy of an instrument pursuant to which such person assumes the due and punctual payment of the principal of and interest on the Subordinated Notes and the performance and observance of all the obligations of the Company under the Subordinated Notes, and

ii.immediately after giving effect to the transaction, no Event of Default and no event which after notice or lapse of time or both would become an Event of Default shall have occurred.

b.Successor As Company. Upon compliance with this Section 19, the Successor shall succeed to and be substituted for the Company under this Note with the same effect as if the Successor had been named as the Company herein, and the Company shall be released from the obligation to pay the principal of and interest accrued on the Note.

c.Company as Survivor. Nothing in this Note shall prevent any merger in which the Company is the surviving corporation, any acquisition by the Company by purchase or otherwise of all or any part of the assets of any other person, and no such merger or acquisition shall require compliance with this Section 19.

20.Amendments and Waivers.

a.Amendment of Notes. Except us otherwise provided in Section 19 hereof, and subject to any necessary regulatory approval, the Subordinated Notes may, with the consent of the Company and the Investors holding at least 51% of the aggregate outstanding principal amount of the Subordinated Notes then outstanding, be amended or any provision, past default, or non-compliance thereof waived; provided, however, that, without the consent of each Holder of an affected Note, no such amendment or waiver may:

i.reduce the principal amount of the Note;

ii.reduce the rate of or change the time for payment of interest on any Note;

iii.reduce the amount of principal or extend the maturity of any Note;

iv.make any change in this Section 20 or in Sections 15-19 hereof; or

v.make any change in Section 4 hereof that adversely affects the rights of any holder of a Note.

b.Effectiveness of Amendments. An amendment or waiver becomes effective in accordance with its terms and thereafter binds every holder of the Subordinated Notes, unless otherwise provided by Section 20(a) above. After an amendment or waiver becomes effective, the Company shall mail to the Holder a copy of such amendment or waiver. The Company may require the Holder to surrender this Note so that an appropriate notation concerning the amendment or waiver may be placed thereon or a new Note, reflecting the amendment or waiver, exchanged therefor. Even if such a notation is not made or such a new Note is not issued, such amendment or waiver and any consent given thereto by a Holder of this Note shall be binding according to its terms on any subsequent Holder of this Note.

c.Amendments Without Consent of Holders. Notwithstanding Section 20(a) hereof, the Company may amend or supplement this Note without the consent of the holders of the Subordinated Notes to cure any ambiguity, defect or inconsistency or to provide for uncertificated Notes in addition to or in place of certificated Notes, or to make any change that docs not materially adversely affect the rights of any holder of a Note.

21.Order of Payments. Any payments made hereunder shall be applied first against costs and expenses of the Holder hereunder; then against interest due hereunder; and then against principal due hereunder.

22.Notices. All notices and other communications hereunder shall be in writing and, for purposes of this Note, shall be delivered in accordance with, and effective as provided in, the Securities Purchase Agreement.

23.Conflicts; Governing Law; Venue. In the case of any conflict between the provisions of this Note and the Securities Purchase Agreement, the provisions of the Securities Purchase Agreement shall control. This Note shall be construed in accordance with, and be governed by the laws of, the State of New York without giving effect to any conflicts of law provisions of such laws. The jurisdiction and venue with respect to any disputes related to this Note shall be as agreed by the parties to the Securities Purchase Agreement.

24.Successors and Assigns. This Note shall be binding upon the Company and inure to the benefit of the Holder and its respective successors and permitted assigns. The Holder may assign all, or any part of, or any interest in, the Holder's rights and benefits hereunder only to the extent and in the manner permitted in the Securities Purchase Agreement. To the extent of any such assignment, such assignee shalt have the same tights and benefits against the Company and shall agree to be bound by and to comply with the terms and conditions of the Securities Purchase Agreement as it would have had if it were the Holder hereunder.

25.Waivers. Neither any failure nor any delay on the part of the Holder in exercising any right, power or privilege under this Note shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any other right, power or privilege.

ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to

(Insert assignee's Social Security or Tax l.D. Number)

(Print or type assignee's name, address and zip code)

and irrevocably appoint

agent to transfer this Note on the books of the Company. The agent may substitute another to act for him or her.

Your Signature:

Date:
(Sign exactly as your name appears on the other side of this Note)

AMENDMENT TO, AND ASSUMPTION OF OBLIGATIONS UNDER,
6.5% SUBORDINATED NOTES DUE 2019
OF CIC BANCSHARES, INC.

THIS AMENDMENT AND ASSUMPTION (the "Amendment"), is made this 22nd day of October, 2015 by and among CIC Bancshares, Inc., a Colorado corporation (the "Company"), the undersigned holders (the "Holders") of at least fifty-one percent (51%) of the aggregate outstanding principal amount of those certain 6.5% Subordinated Notes Due 2019 of the Company (the "Notes"), and Heartland Financial USA, Inc., a Delaware corporation ("Heartland").

WHEREAS, Heartland and the Company are executing a Merger Agreement (a final draft of which is attached hereto as Exhibit A, the "Merger Agreement") on or about the date hereof pursuant to which the Company will be merged (the "Merger") with and into Heartland, and Heartland will continue as the surviving corporation;

WHEREAS, the Merger Agreement, when executed, will provide that Heartland will assume the obligations under the Notes, and Section 19 of each Note allows such assumption provided that Heartland executes an instrument assuming the due and punctual payment of the principal and interest on the Notes and the performance of the obligations of the Company under the Notes and delivers such instrument to the Holders; and

WHEREAS, Heartland is willing to assume the obligations under the Notes provided the same are amended to reflect the effect of the Merger on the conversion rights therein, and Section 20 of the Notes provides that the Notes may be amended with the consent of the holders of 51% of the principal amount of the Notes then outstanding.

NOW, THEREFORE, in consideration of the forgoing recitals, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

1.Assumption. Effective as of the Effective Time (as defined in the Merger Agreement), Heartland hereby assumes the due and punctual payment of the principal and interest on the Notes, as amended by this Amendment (the "Amended Notes"), and the performance of the obligations of the Company under the Notes. If the Effective Date has not occurred on or before June 30, 2016, or if the Merger Agreement is terminated for any reason prior to the Effective Time, this Amendment, and all rights and obligations of the Holders, Heartland and the Company hereunder, shall be null and void, and the Notes shall continue in full force and effect without amendment.

2.Amendments. Effective as of the Effective Time, (a) all references in each of the Notes to the Company are deemed to be references to Heartland, (b) all references in the Note to the Securities Purchase Agreement, and any rights afforded by the Securities Purchase Agreement, are removed, and (b) Sections 10 to 14 of each of the Notes are hereby amended to read as set forth in the attached Exhibit B.

3.Allonge. Each Holder hereby confirms that this Amendment shall be treated as an allonge to such Holder's Note, and that a copy of this Amendment shall be attached to the Note, and the Note shall not be assigned, transferred or otherwise negotiated without a copy of this Amendment.

4.No Other Changes. Except as expressly provided herein or as is otherwise necessary to reflect the assumption by Heartland of the obligations under the Notes, the Notes shall remain unchanged and outstanding in accordance with their terms.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date set forth below.

HEARTLAND FINANCIAL USA, INC.

By:	/s/ Lynn B. Fuller
Lynn B. Fuller, Chairman and Chief Executive Officer

CIC BANCSHARES, INC.

By:	/s/ Kevin W. Ahern
Kevin W. Ahern, Chairman and Chief Executive Officer

HOLDERS:

EXHIBIT A

MERGER AGREEMENT

[Omitted]

EXHIBIT B
AMENDED SECTIONS 10, 11, 12, 13 AND 14 OF THE NOTES

10.Conversion at the Option of the Holder.

a.Subject to paragraph (f) below, each $1,000 principal amount of this Note is convertible at any time, in whole or in part (unless previously converted at the option of the Holder thereof pursuant to a notice delivered in accordance with paragraph (b) below), on the Conversion Date (as defined below) into (i) shares of Common Stock, $1.00 par value per share, of the Company (the "Common Stock") at the Conversion Rate (defined below) plus (ii) with respect to all Scheduled Payments (as defined in the Merger Agreement) collected prior to the applicable Conversion Date (defined below), cash in an amount equal to the Net Scheduled Payment Per Class A Share (as defined in the Merger Agreement) for all such Payments multiplied by $1,000 and divided by $12.50, plus (iii) a right with respect to the amount of any Scheduled Payments collected after such conversion equal to the Net Scheduled Payment Per Class A Share from such Payments multiplied by $1,000 and divided by $12.50 (the payments pursuant to clause (ii) and (iii) being hereafter referred to as the "Contingent Payments"). The "Conversion Rate" means the number of shares of Common Stock as is equal to $1,000 divided by the Conversion Price, where the "Conversion Price" is equal to the quotient of (A) the product of (x) the Average Closing Price, as defined in the Merger Agreement, and (y) $12.50, divided by (B) the Aggregate Merger Consideration Per Share, as defined in the Merger Agreement, subject to adjustment as set forth in Section 14 below.

b.Any written notice of conversion ("Conversion Notice") pursuant to this Note shall be duly executed by the Holder; and specify:

i.the principal amount of this Note to be converted;

ii.the name(s) in which such Holder desires the shares of Common Stock issuable upon conversion to be registered (subject to compliance with applicable legal requirements if any of such certificates are to be issued in a name other than the name of the Holder);

iii.the address to which such Holder wishes delivery to be made of any Contingent Payments, new certificates (or book entry notification) for the shares, and cash in lieu of fractional shares (if any), to be issued upon such conversion; and

iv.any other transfer forms, tax forms or other relevant documentation required and specified by the Issuer or its transfer agent, if necessary, to effect the conversion.

c.If specified by the Holder in the Conversion Notice that shares of Common Stock issuable upon conversion of this Note shall be issued to a Person other than the Holder (i.e., the Holder's designee), then the Holder shall pay or cause to be paid any transfer or similar taxes payable in connection with the shares of Common Stock so issued.

d.Upon receipt by the Company or its transfer agent of a completed and duly executed Conversion Notice, payment in compliance with paragraph (c) above, if applicable, and surrender of this Note, the Company shall promptly issue and register, or cause its transfer agent to promptly issue and register, the number of shares of Common Stock to which such Holder shall be entitled upon conversion in the name(s) specified by the Holder in the Conversion Notice. The Company shall promptly send or cause to be sent, by hand delivery (with receipt to be acknowledged) or by first-class mail, postage prepaid, to the Holder thereof, at the address designated in the Conversion Notice, (i) a certificate or certificates, or a notification of book entry issuance, representing the number of shares of Common Stock to which such holder shall be entitled upon conversion (ii) if the Company so elects in accordance with Section 13, payment of the amount of any cash due in lieu of fractional shares, and (iii) payment of the amount of any Contingent Payment to which such Holder is entitled upon conversion. In the event that the Holder elects to convert only part of this Note, the Company shall issue and deliver to the Holder a new Note representing the outstanding principal amount that shall not have been converted.

e.The issuance by the Company of shares of Common Stock upon a conversion of this Note hereunder shall be deemed effective immediately prior to the close of business on the day (the "Conversion Date") of receipt by the Company or its transfer agent of the Conversion Notice and other documents, if any, set forth in paragraph (b) above, payment in compliance with paragraph (c) above, if applicable, and the surrender by the Holder or the Holder's designee of the Notes to be converted, duly assigned or endorsed for transfer to the Company.

f.Notwithstanding anything to the contrary in this Note, no conversion pursuant to this Note shall occur unless, with respect to the Holder or the Holder's designee, the Applicable Regulatory Approval, if required, has been obtained and remains in effect. For purposes of this Note, "Applicable Regulatory Approval" means, with respect to the Holder or the Holder's designee, all governmental, quasi-governmental, court or regulatory approvals, consents or statements of non-objection necessary to allow the Holder or the Holder's designee, as applicable, to acquire the shares of Common Stock issuable upon conversion of the Notes held by it or to own or control such shares of Common Stock and the expiration or earlier termination of any required waiting period, including any approvals, consents or statements of non-objection required by any state or federal banking regulatory authority.

11.Conversion Procedures.

a.On any Conversion Date, any Notes, or portions of such Notes, converted shall cease to be outstanding as to the portion converted, subject to the right of the Holder or the Holder's designee to receive Common Stock, the Contingent Payments, and cash in lieu of fractional shares into which such Notes, or portions of such Notes, are convertible.

b.The Person or Persons entitled to receive the Common Stock issuable upon any such conversion shall be treated for all purposes as the record holder(s) of such Common Stock as of the close of business on the applicable Conversion Date. No allowance or adjustment, except as set forth herein, shall be made in respect of dividends payable to holders of Common Stock of record as of any date prior to such applicable Conversion Date. Prior to such applicable Conversion Date, Common Stock issuable upon conversion of any Notes shall not be deemed outstanding for any purpose, and the Holder shall have no rights with respect to Common Stock (including voting rights, rights to respond to tender offers for the Common Stock and rights to receive any dividends or other distributions on the Common Stock) by virtue of holding this Note and prior to the Conversion Date, holders of the Notes shall have no rights to Contingent Payments, which shall be held by the Company for such Holders' benefit as provided in the Merger Agreement.

c.In the event that the Holder shall not by written notice designate the name in which the shares of Common Stock to be issued upon conversion of the Notes should be registered or the address to which the certificate or certificates (or book entry notification), representing such Common Stock, fractional share payment amount and Contingent Payment to be delivered should be sent, the Company shall be entitled to register such shares, and make such payment, in the name of the Holder as shown on the records of the Company and to send the certificate or certificates, or book entry notification, representing such Common Stock to the address of the Holder shown on the records of the Company.

d.Interest shall accrue on any Notes, or portions of such Notes, converted from the prior Interest Payment Date to the Conversion Date. Such accrued interest shall be paid on or prior to the next succeeding Interest Payment Date.

12.Reservation of Common Stock. The Company shall at all times reserve and keep available out of its authorized and unissued Common Stock, solely for issuance upon the conversion of this Note, such number of its shares of Common Stock as shall from time to time be issuable upon the conversion of the full principal amount then outstanding on this Note. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of the then-outstanding full principal amount, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

13.Fractional Shares. No fractional share of Common Stock shall be issued as a result of any conversion of this Note. In lieu of any fractional share of Common Stock otherwise issuable to the Holder in respect of any conversion pursuant to this Note, the Company shall at its option either (i) issue to the Holder a whole share of Common Stock, or (ii) pay an amount in cash (computed to the nearest cent) equal to such fraction multiplied by the Conversion Price.

14.Anti-Dilution Adjustments to Conversion Price.

a.The Conversion Price shall be subject to the following adjustments; provided, however, that notwithstanding anything to the contrary contained in this Note, any adjustment to the Conversion Price to be made pursuant to this Note shall be made to the extent (but only to the extent) that such adjustment would not cause or result in the Holder being deemed to own, control or have the power to vote an amount of voting securities of the Company that would result in such Holder being required to obtain any Applicable Regulatory Approval; provided, further, however, that any adjustment (or portion thereof) prohibited pursuant to this Section 14(a) shall be postponed and implemented on the first date on which the Holder receives the Applicable Regulatory Approval:

i.Stock Dividends and Distributions. If the Company pays dividends or other distributions on the Common Stock in shares of Common Stock, then the Conversion Price in effect immediately prior to the date on which Holders of Common Stock are no longer entitled to receive such dividend or distribution (the "Ex- Date") will be multiplied by the following fraction:

OS0
OS1
Where,

OS0= the number of shares of Common Stock outstanding immediately prior to the Es-Date for such dividend or distribution.

OS 1 = the sum of the number of shares of Common Stock outstanding immediately prior to the Ex-Date for such dividend or distribution plus the total number of shares of Common Stock constituting such dividend or distribution.

For the purposes of this clause (i), the number of shares of Common Stock at the time outstanding shall not include shares acquired by the Company. If any dividend or distribution described in this clause (i) is declared but not so paid or made, the Conversion Price shall be readjusted, effective as of the date the board of directors of the Company (the "Board of Directors") publicly announces its decision not to make such dividend or distribution, to such Conversion Price that would be in effect if such dividend or distribution had not been declared.

ii.Subdivisions, Splits and Combination of the Common Stock. If the Company subdivides, splits or combines the shares of Common Stock, then the Conversion Price in effect immediately prior to the effective date of such share subdivision, split or combination will be multiplied by the following fraction:

OS0
OS1
Where,

OS0 =the number of shares of Common Stock outstanding immediately prior to the effective date of such share subdivision, split or combination.

OS 1 = the number of shares of Common Stock outstanding immediately after the opening of business on the effective date of such share subdivision, split or combination.

For the purposes of this clause (ii), the number of shares of Common Stock at the time outstanding shall not include shares acquired by the Company. If any subdivision, split or combination described in this clause (ii) is announced but the outstanding shares of Common Stock are not subdivided, split or combined, the Conversion Price shall be readjusted, effective as of the date the Board of Directors publicly announces its decision not to subdivide, split or combine the outstanding shares of Common Stock, to such Conversion Price that would be in effect if such subdivision, split or combination had not been announced.

iii.Issuance of Stock Purchase Rights. If the Company issues to all holders of the shares of Common Stock rights or warrants (other than rights or warrants issued pursuant to a stockholders' rights plan, a dividend reinvestment plan or share purchase plan or other similar plans) entitling them, for a period of up to 45 days from the date of issuance of such rights or warrants, to subscribe for or purchase the shares of Common Stock at less than the Conversion Price on the date fixed for the determination of stockholders entitled to receive such rights or warrants, then the Conversion Price in effect immediately prior to the Ex-Date for such distribution will be multiplied by the following fraction:

OS0 + Y
OS1 + X
Where,

OS0 = the number of shares of Common Stock outstanding immediately prior to the Ex-Date for such distribution.

X = the total number of shares of Common Stock issuable pursuant to such rights or warrants.

Y = the number of shares of Common Stock equal to the aggregate price payable to exercise such rights or warrants divided by the Fair Market Value of one share of Common Stock as of the day immediately prior to the Ex-Date.

"Fair Market Value" means (A) the volume weighted average closing sales price of the Common Stock for the twenty (20) trading days ending on the day immediately prior to the Ex-Date (in the case of a dividend, distribution or other event requiring adjustment in the conversion price), or in the event that the Common Stock is not traded on such date, on the immediately preceding trading date, as reported by the Nasdaq Stock Market, or if the Nasdaq Stock Market is not the principal exchange on which the Common Stock is then traded, as reported by such principal exchange, or (B) if the Common Stock is not then traded on a national exchange, the volume weighted average of the last bid and asked price of the Common Stock for the twenty (20) trading days ending on and including the day immediately prior to Ex-Date (or, in the event that the Common Stock is not traded on such date, on the immediately preceding trading date), as applicable, as reported by the principal quotation service, or (C) if not so quoted, the fair market value as determined by an independent third party experienced in the valuation of financial institution equity securities as of a date within thirty (30) days prior to the day immediately prior to the Ex-Date, as applicable. In determining the Fair Market Value of Common Stock under clause (C), the valuation may take into account or apply any minority, marketability or other discount. For the purposes of this clause (iii), the number of shares of Common Stock at the time outstanding shall not include shares acquired by the Company. The Company shall not issue any such rights or warrants in respect of shares of the Common Stock acquired by the Company. In the event that such rights or warrants described in this clause (iii) are not so issued, the Conversion Price shall be readjusted, effective as of the date the Board publicly announces its decision not to issue such rights or warrants, to the Conversion Price that would then be in effect if such issuance had not been declared. To the extent that such rights or warrants are not exercised prior to their expiration or shares of Common Stock are otherwise not delivered pursuant to such rights or warrants upon the exercise of such rights or warrants, the Conversion Price shall be readjusted to such Conversion Price (but giving effect to any other adjustments that may have been made with respect to the Conversion Price pursuant to the terms of this Note) that would then be in effect had the adjustment made upon the issuance of such rights or warrants been made on the basis of the delivery of only the number of shares of Common Stock actually delivered. In determining the aggregate offering price payable for such shares of Common Stock, there shall be taken into account any consideration received for such rights or warrants and the value of such consideration (if other than cash, to be determined in a reasonable manner by the Board of Directors).

iv.Debt or Asset Distributions. If the Company distributes to all holders of shares of Common Stock evidences of indebtedness, shares of capital stock, securities, cash or other assets (excluding any dividend or distribution referred to in clause (i) above, any rights or warrants referred to in clause (iii) above, any dividend or distribution paid exclusively in cash, any consideration payable in connection with a tender or exchange offer made by the Company or any of its applicable subsidiaries, but including any dividend of shares of capital stock of any class or series, or similar equity interests, of or relating to a subsidiary or other business unit in the case of certain "spin-off' transactions), in exchange for consideration in an amount less than the fair market value of the property so distributed then the Conversion Price in effect immediately prior to the Ex-Date for such distribution will be multiplied by the following fraction:

SP0 - FMV
SP0
Where:

SP0 =the Fair Market Value per share of the Common Stock on such date.

FMV = the fair market value of the indebtedness, shares of capital stock, securities, cash or other assets distributed with respect to one share of Common Stock on such date, as determined by the Board of Directors.

In the event that such distribution described in this clause (iv) is not so paid or made, the Conversion Price shall be readjusted, effective as of the date the Board of Directors publicly announces its decision not to pay or make such dividend or distribution, to the Conversion Price that would then be in effect if such dividend or distribution had not been declared.

v.Special Cash Distributions. If the Company makes a distribution consisting exclusively of cash to all holders of the Common Stock, excluding (A) any "Regular Dividend," (B) any cash that is distributed in a merger or other consolidation transaction or as part of a "spin-off' referred to in clause (iv) above, (C) any dividend or distribution in connection with the Company's liquidation, dissolution or winding up, and (D) any consideration payable in connection with a tender or exchange offer made by the Company or any of its subsidiaries, then in each event, the Conversion Price in effect immediately prior to the Ex-Date for such distribution will be multiplied by the following fraction:

SP0 - DIV
SP0
Where:

SP0 = the Fair Market Value on the Business Day immediately preceding the Ex-Date.

DIV = the amount per share of Common Stock of the cash distribution, less the amount per share that would have been considered a Regular Dividend, as determined pursuant to the introduction to this paragraph (v).

For such purposes, a "Regular Dividend" means any quarterly cash dividend on Common Stock that, when combined with the amount of all cash dividends and distributions made during the preceding period of 12 months (including for such purposes the amount by which the purchase price with respect to any repurchase of Common Stock made pro rata among all holders thereof exceeds the Fair Market Value of the Common Stock on the date of such pro rata repurchase), does not exceed Six percent (6.0%) ofthe Fair Market Value of the Common Stock outstanding on the record date for determining the shareholders entitled to receive such dividend. In the event that any distribution described in this clause (v) is not so made, the Conversion Price shall be readjusted, effective as of the date the Board publicly announces its decision not to pay such distribution, to the Conversion Price which would then be in effect if such distribution had not been declared.

vi.Self Tender Offers and Exchange Offers. If the Company or any of its subsidiaries successfully completes a tender or exchange offer for the Common Stock where the cash and the value of any other consideration included in the payment per share of the Common Stock exceeds the Fair Market Value of the Common Stock as of a date within 30 days of the Business Day immediately preceding the disclosure to holders of Common Stock of the tender or exchange offer, then the Conversion Price in effect at the close of business on such immediately succeeding Business Day will be multiplied by the following fraction:

OS0 x SP0
AC + (SP0 x OS1)
Where:

SP0 =the Fair Market Value of the Common Stock as of the Business Day immediately preceding the disclosure to holders of Common Stock of the tender or exchange offer.

OS0 = the number of shares of Common Stock outstanding immediately prior to the expiration of the tender or exchange offer, including any shares validly tendered and not withdrawn.

OS 1 = the number of shares of Common Stock outstanding immediately after the expiration of the tender or exchange offer, giving effect to consummation of the acquisition of all shares validly tendered or exchanged (and not withdrawn) in connection with such tender or exchange.
AC = the aggregate cash and fair market value of the other consideration payable in the tender or exchange offer, as determined by the Board of Directors.

In the event that the Company, or one of its subsidiaries, is obligated to purchase shares of Common Stock pursuant to any such tender offer or exchange offer, but the Company, or such subsidiary, is permanently prevented by applicable law from effecting any such purchases, or all such purchases are rescinded, then the Conversion Price shall be readjusted to be such Conversion Price that would then be in effect if such tender offer or exchange offer had not been made.

vii.Rights Plans. To the extent that the Company has a rights plan in effect with respect to the Common Stock on any Conversion Date, upon conversion of any portion of this Note, Holders will receive, in addition to the shares of Common Stock, the rights under the rights plan.

b.Subject to the limitations set forth in the provisos to the first paragraph of Section 14(a), the Company may make such decreases in the Conversion Price, in addition to any other decreases required by this Section 14, if the Board deems it advisable to avoid or diminish any income tax to holders of the Common Stock resulting from any dividend or distribution of shares of Common Stock (or issuance of rights or warrants to acquire shares of Common Stock) or from any event treated as such for income tax purposes or for any other reason.

c.i.     All adjustments to the Conversion Price shall be calculated to the nearest 1/10 of a cent. No adjustment in the Conversion Price shall be required if such adjustment would be less than $0.01; provided, that any adjustments which by reason of this subparagraph are not required to be made shall be carried forward and taken into account in any subsequent adjustment; provided, further, that on the Conversion Date adjustments to the Conversion Price will be made with respect to any such adjustment carried forward and which has not been taken into account before such date.

ii.No adjustment to the Conversion Price shall be made if Holders may participate in the transaction that would otherwise give rise to an adjustment, as a result of holding the Note, without having to convert the principal amount of Note, as if they held the full number of shares of Common Stock into which the principal amount of the Note may then be converted.

iii.The Conversion Price shall not be adjusted:

A.upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or in shares of Common Stock under any such plan;

B.upon the issuance of any shares of Common Stock or rights or warrants to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of its subsidiaries;

C.upon the issuance of any shares of Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security outstanding as of the date of issuance of this Note and not substantially amended thereafter; or

D.for a change in the par value of the Common Stock.

d.Whenever the Conversion Price is to be adjusted in accordance with Section 14(a) or Section 14(b), the Company shall: (i) compute the Conversion Price in accordance with Section 14(a) or Section 14 (b), taking into account the $0.01 threshold set forth in Section 14(c) hereof; (ii) as soon as practicable following the occurrence of an event that requires an adjustment to the Conversion Price pursuant to Section 14(a) or Section 14(b), taking into account the $0.01 threshold set forth in Section 14(c) hereof(or if the Company is not aware of such occurrence, as soon as practicable after becoming so aware), provide, or cause to be provided, a written notice to the Holders of the occurrence of such event; and (iii) as soon as practicable following the determination of the revised Conversion Price in accordance with Section 14(a) or Section 14(b) hereof, provide, or cause to be provided, a written notice to the Holders setting forth in reasonable detail the method by which the adjustment to the Conversion Price was determined and setting forth the revised Conversion Price.